AMENDMENT NO. 28 TO
SERVICES AGREEMENT
This AMENDMENT No. 28 (“Amendment”) is made as of May 27, 2026 by and among ETF Opportunities Trust (“Client”) and Citibank, N.A. (“Citibank”), and Citi Fund Services Ohio, Inc. (“CFSO”, together with Citibank, the “Service Provider” and, with the Client, the “Parties”), to that certain Services Agreement dated May 14, 2020, between the Client and Service Provider (“Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.
WHEREAS, pursuant to the Agreement, Service Provider performs certain services for the Client; and
WHEREAS, the Parties agree to amend the List of Funds in Annex 1 – Schedule 2 by renaming and adding the Funds to the portfolio of the Client listed in Amendment A.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Client and Service Provider hereby agree as follows:
1.Amendment to Annex 1 – List of Funds.
a.Annex 1 – Schedule 2 of the Agreement is hereby deleted in its entirety and replaced with the Annex 1 – Schedule 2 attached to the end of the Amendment.
2.Representations and Warranties.
a.The Client represents that it has full power and authority to enter into and perform this Amendment and that it has provided this Amendment to the Board.
b.The Service Provider represents that it has full power and authority to enter into and perform this Amendment.
3.Miscellaneous.
a.This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.
b.Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

c.Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.
d.This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

[Remainder of page intentionally left blank. Signatures follow on next page.]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

ETF OPPORTUNITIES TRUST
By:	/s/ David A. Bogaert
Name:	David A. Bogaert
Title:	President
Date:	May 27, 2026

CITIBANK, N.A.
By:	/s/ Christopher Ravn
Name:	Christopher Ravn
Title:	CBNA VP
Date:	May 27, 2026

CITI FUND SERVICES OHIO, INC.

By:	/s/ John Danko
Name:	John Danko
Title:	President
Date:	May 27, 2026

Amendment A

List of Funds to add for ETF Opportunities Trust
Porter & Company Porter Portfolio Index (Cayman) Portfolio S.P.
T-REX 2X Long SpaceX Daily Target ETF
T-REX 2X Long DRAM Daily Target ETF
T-REX 2X Long SK Hynix Daily Target ETF

List of Funds with Name Change
Porter & Company Porter Portfolio Index ETF (f/k/a Porter & Company Permanent Portfolio Index ETF)

Annex 1 – Schedule 2 to Services Agreement
List of Funds
1.American Conservative Values ETF
2.American Conservative Values Small-Cap ETF
3.Formidable ETF
4.Formidable Dividend and Income ETF
5.Formidable Fortress ETF
6.Applied Finance Valuation Large Cap ETF
7.Kingsbarn Tactical Bond ETF
8.The WealthTrust DBS Long Term Growth ETF
9.Kingsbarn Dividend Opportunity ETF
10.Cultivar ETF
11.Tuttle Capital 2X DBMF ETF
12.T-Rex 2X Long Tesla Daily Target ETF
13.T-Rex 2X Inverse Tesla Daily Target ETF
14.T-Rex 2X Long NVIDIA Daily Target ETF
15.T-Rex 2X Inverse NVIDIA Daily Target ETF
16.REX FANG REX FANG & Innovation Equity Premium Income ETF
17.REX AI Equity Premium Income ETF
18.Tuttle Capital Daily 2X Inverse Regional Banks ETF
19.Tuttle Capital Daily 2X Long AI ETF
20.Tuttle Capital Daily 2X Inverse AI ETF
21.Brendan Wood TopGun ETF
22.IDX Dynamic Innovation ETF
23.IDX Dynamic Fixed Income ETF
24.T-Rex 2X Long Apple Daily Target ETF
25.T-Rex 2X Inverse Apple Daily Target ETF
26.T-Rex 2X Long Alphabet Daily Target ETF
27.T-Rex 2X Inverse Alphabet Daily Target ETF
28.T-Rex 2X Long Microsoft Daily Target ETF
29.T-Rex 2X Inverse Microsoft Daily Target ETF

30.SMI 3Fourteen Full-Cycle Trend ETF
31.Tuttle Capital Congressional Trading ETF
32.T-Rex 2x Long MARA Daily Target ETF
33.T-Rex 2x Inverse MARA Daily Target ETF
34.T-Rex 2x Inverse PLTR Daily Target ETF
35.T-Rex 2x Long SHOP Daily Target ETF
36.T-Rex 2x Inverse SHOP Daily Target ETF
37.T-Rex 2x Inverse AMD Daily Target ETF
38.T-Rex 2x Long NFLX Daily Target ETF
39.T-Rex 2x Inverse NFLX Daily Target ETF
40.T-Rex 2x Inverse BA Daily Target ETF
41.T-Rex 2x Inverse SNOW Daily Target ETF
42.T-Rex 2x Long AVGO Daily Target ETF
43.T-Rex 2x Inverse AVGO Daily Target ETF
44.T-Rex 2x Long PANW Daily Target ETF
45.T-Rex 2x Inverse PANW Daily Target ETF
46.T-Rex 2x Inverse COIN Daily Target ETF
47.T-Rex 2x Long TSM Daily Target ETF
48.T-Rex 2x Inverse TSM Daily Target ETF
49.T-Rex 2x Long XYZ Daily Target ETF
50.T-Rex 2x Inverse XYZ Daily Target ETF
51.T-Rex 2x Long MSTR Daily Target ETF
52.T-Rex 2x Inverse MSTR Daily Target ETF
53.Brookmont Catastrophic Bond ETF
54.Opportunistic Trader ETF
55.Golden Eagle Dynamic Hypergrowth ETF
56.Brookmont Dividend Growth ETF
57.Applied Finance IVS US SMID ETF
58.T-REX 2X Long ALMU Daily Target ETF
59.T-REX 2X Long AMPX Daily Target ETF
60.T-REX 2X Long AXTI Daily Target ETF

61.T-REX 2X Long BHP Daily Target ETF
62.T-REX 2X Long Discord Daily Target ETF
63.T-REX 2X Long ERO Daily Target ETF
64.T-REX 2X Long FER Daily Target ETF
65.T-REX 2X Long HBM Daily Target ETF
66.T-REX 2X Long HOUS Daily Target ETF
67.T-REX 2X Long NU Daily Target ETF
68.T-REX 2X Long RCT Daily Target ETF
69.T-REX 2X Long RIO Daily Target ETF
70.T-REX 2X Long SATS Daily Target ETF
71.T-REX 2X Long SCCO Daily Target ETF
72.T-REX 2X Long SIL Daily Target ETF
73.T-REX 2X Long TE Daily Target ETF
74.T-REX 2X Long TECK Daily Target ETF
75.T-REX 2X Long ZETA Daily Target ETF
76.Tuttle Capital Heavy Asset Low Obsolescence ETF
77.Tuttle Capital Pure Play Photonics ETF
78.Tuttle Capital Photonics Income Blast ETF
79.Porter & Company Porter Portfolio Index ETF
80.Porter & Company Porter Portfolio Index (Cayman) Portfolio S.P.
81.T-REX 2X Long SpaceX Daily Target ETF
82.T-REX 2X Long DRAM Daily Target ETF
83.T-REX 2X Long SK Hynix Daily Target ETF

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